UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2009 (January 1, 2009)

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-31257	33-0986820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 E. St. Andrew Place
Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2009, Advanced Medical Optics, Inc. entered into a one-year Consultant Agreement with Mr. Douglas H. Post, who until December 31, 2008 had served as an executive officer of the registrant. Pursuant to the Consultant Agreement, Mr. Post will consult from time to time with members of the registrant’s management with respect to customers, products and programs, assist with transition to distributors in certain locations, provide input on equipment development, product priority and competitor issues, and provide input on manufacturing management. In exchange for these consulting services, Advanced Medical Optics, Inc. will pay Mr. Post at the rate of $31,250 per quarter, with the total amount of compensation not to exceed $125,000 unless otherwise agreed in writing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.
(Registrant)

Date: January 7, 2009	By:	/s/ AIMEE S. WEISNER
Aimee S. Weisner,
Executive Vice President, Administration, and Secretary